Exhibit 99.1

For Immediate Release	Contact: Rick DeLisi

August 9, 2005

Director, Corporate Communications

(703) 650-6019

FLYi, Inc. Reports Preliminary Second Quarter 2005

Financial and Operating Results

Dulles, VA, (August 9, 2005) - FLYi, Inc. (Nasdaq/NM: FLYI), parent of low-fare airline Independence Air, today reported preliminary financial and operating results for the second quarter 2005.   The company incurred a net loss of $98.5 million for second quarter 2005 (($2.01) per diluted share) compared to second quarter 2004 net loss of $27.1 million (($0.60) per diluted share) in accordance with Generally Accepted Accounting Principles (GAAP). In accordance with GAAP, the revenues and expenses directly attributable to the Delta Connection operation have been removed from second quarter 2004 operating income and reclassified as discontinued operations on the Statement of Operations.

The company’s GAAP net income for the second quarter of 2005 and 2004 also included the following:

In 2005:

•                  $43.4 million non-cash impairment charge included in operating expenses to write-down the value of the company’s long-lived assets as the carrying amount of its long lived assets taken as a whole exceeded their fair value

•                  ($0.4) million for the second quarter 2005 as a result of restructuring costs in the second quarter of 2005 offset by a reversal of previously recorded aircraft early retirement charges of $3.6 million

In 2004:

•                  $21.9 million non-cash aircraft early retirement charge due to the retirement of ten leased J-41 aircraft from the United Express program

Excluding these charges and credits and the discontinued Delta Connection operation, the company would have reported a net loss of $55.5 million (($1.13) per diluted share) for second quarter 2005 compared to a net loss of $14.1 million (($0.32) per diluted share) for second quarter 2004.  A reconciliation of results as reported in accordance with GAAP to Non-GAAP financial results for first quarter 2005 and 2004 is included in the Pro-Forma Financial Results table at the end of this press release.

(-more-)

Recent developments reported by Independence Air include:

•                  Load factor increased during each month of the second quarter.  April came in at 68.0%, May load factor was 72.9%, while June grew to 76.2%.

•                  The airline celebrated its first anniversary on June 16th, marking one year since the initial launch of Independence Air service from Washington Dulles International Airport to its first six destinations. During the anniversary week celebration, FLYi SM also welcomed its 5,000,000th customer.

•                  In just its first year of service, Independence Air was named 3rd among all airlines operating domestic routes by the readers of Travel + Leisure Magazine in its annual “World’s Best” edition

•                  The company was awarded with the Diamond Award by the Federal Aviation Administration—presented to the Maintenance team every year since 1997.  The award is the highest honor in the FAA’s Aviation Technician Training Program.

Independence Air offers low fares every day to a total of 45 destinations across America with comfortable leather seats and Tender Loving ServiceSM. For more information about FLYi, Inc. and Independence Air, please visit our website at FLYi.comSM.

Independence Air is the low-fare airline that makes travel fast and easy for its customers with a customer first attitude, innovative thinking and a willingness to challenge the status quo.

Independence Air, the “i” logo mark, FLYi, FLYi.com and Tender Loving Service are service marks of Independence Air, Inc.  ©Independence Air, Inc. 2005.

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This press release contains forward-looking statements and is made as of August 9, 2005, and the company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the company to be materially different from those reflected in such forward-looking statements.  Such risks and uncertainties include, among others:  the ability of the company to continue as a going concern; the ability to improve yield in an extreme low-yield industry environment with intense competition from other carriers, some of which are operating under bankruptcy protection; the ability to increase operating revenues and reduce operating costs to address liquidity; the ability of Independence Air to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to Independence Air’s A319 service, and the response of competitors with respect to service levels and fares in markets served by Independence Air; the ability to manage inventory to maximize yield; the effects of high fuel prices on the company’s costs, and the availability of fuel; the ability to adjust operations, realize on internal or external sources of liquidity or otherwise address the company’s financial obligations; the ability to successfully and timely complete the acquisition of, maintain certification for, meet pre-delivery payment obligations for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the costs of returning CRJ and J-41 aircraft and related records to lessors consistent with terms agreed as part of the company’s February 2005 restructuring and the possibility of additional returns based on previously announced financial milestones under the terms of the February 2005 restructuring; the ability to successfully remarket or otherwise make satisfactory arrangements for its nine J-41 aircraft not terminated as part of its restructuring and for three 328Jet aircraft not assigned to Delta; the ability to successfully hire, train and retain employees; the ability to reach and ratify an agreement with AMFA on mutually satisfactory terms; the ability to maintain listing of the company’s common stock on the NASDAQ National Market; changes in the competitive environment as a result of restructuring, realignment, or consolidations by the company’s competitors; the ongoing deterioration in the industry’s revenue environment; the seasonality of air travel, particularly for leisure travelers; and general economic and industry conditions, any of which may impact Independence Air or the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors Affecting the Company”, and “Risk Factors Affecting the Airline Industry” in the company’s Form 10-K/A for the year ended December 31, 2004 and Form 10-Q for the quarter ended June 30, 2005.

Condensed Consolidated Financial Results
(in thousands, except per share amounts)

Unaudited

	Second Quarter Ended June 30,
	2005	2004	Pct. Change
Operating revenues:
Passenger revenue	$113,070	$153,573	(26.4)%
Other revenue	4,380	778	nmf
Total operating revenues	117,450	154,351	(23.9)%

Operating expenses:
Salaries and related costs	41,313	45,350	(8.9)%
Aircraft fuel	43,600	29,964	45.5%
Aircraft maintenance and materials	10,830	17,640	(38.6)%
Aircraft rentals	26,138	25,358	3.1%
Sales and marketing	10,724	17,709	(39.4)%
Facility rents and landing fees	13,379	11,210	19.3%
Depreciation and amortization	6,319	6,574	(3.9)%
Impairment of long-lived assets	43,400	—	nmf
Other	17,837	20,254	(11.9)%
Aircraft retirement/restructuring charges	(402)	21,867	nmf
Total operating expenses	213,138	195,926	8.8%

Operating loss	(95,688)	(41,575)	nmf

Non-operating expense	(2,800)	(2,862)	(2.2)%
Loss from continuing operations before income taxes	(98,488)	(44,437)	nmf
Income tax benefit		(17,023)	(100.0)%
Loss from continuing operations	(98,488)	(27,414)	nmf
Discontinued operations net of income taxes:
Earnings from Delta Connection operation	—	338	(100.0)%
Net loss	$(98,488)	$(27,076)	nmf

Net loss per common and common equivalent shares:
Basic	$(2.01)	$(0.60)
Diluted	$(2.01)	$(0.60)

Weighted average number of common and common equivalent shares
Basic	48,985	45,334
Diluted	48,985	45,334

Operating Statistics-Second Quarter

	2005	2004	Pct. Change
Revenue passenger miles (000’s)	898,592	653,380	37.5%
Available seat miles (000’s)	1,238,042	872,441	41.9%
Load Factor	72.6%	74.9%	(2.3	) pts.
Passengers	1,564,612	1,518,832	3.0%
Revenue departures	37,299	45,067	(17.2)%
Total block hours	60,567	70,505	(14.1)%
Yield per RPM (cents)	12.6	23.5	(46.4)%
Passenger revenue per ASM (cents)	9.1	17.6	(48.3)%
Operating cost per ASM (cents)	17.2	22.5	(23.6)%
Operating cost per ASM excluding aircraft retirement/restructuring charge and impairment of long-lived assets (cents)	13.7	20.0	(31.2)%
Operating cost per ASM excluding fuel, aircraft retirement/restructuring charge, and impairment of long-lived assets (cents)	10.2	16.5	(38.2)%
Operating margin	(81.5)%	(26.9)%	(54.6	) pts
Operating margin excluding aircraft retirement/restructuring charge and impairment of long-lived assets	(44.9)%	(12.8)%	(32.1	) pts
Average passenger trip length (miles)	574	430	33.5%

Condensed Consolidated Financial Results
(in thousands, except per share amounts)

Unaudited

	Six Months Ending June 30,
	2005	2004	Pct. Change
Operating revenues:
Passenger revenue	$199,339	$327,910	(39.2)%
Other revenue	9,031	3,391	nmf
Total operating revenues	208,370	331,301	(37.1)%

Operating expenses:
Salaries and related costs	88,612	91,148	(2.8)%
Aircraft fuel	79,889	60,652	31.7%
Aircraft maintenance and materials	24,123	33,316	(27.6)%
Aircraft rentals	53,349	51,158	4.3%
Sales and marketing	21,934	25,084	(12.6)%
Facility rents and landing fees	27,188	22,900	18.7%
Depreciation and amortization	10,730	12,910	(16.9)%
Impairment of long-lived assets	44,800	—	nmf
Other	38,186	41,952	(9.0)%
Aircraft retirement/restructuring charges	16,371	28,618	(42.8)%
Total operating expenses	405,182	367,738	10.2%

Operating loss	(196,812)	(36,437)	nmf

Non-operating expense	(5,424)	(5,207)	4.2%
Loss from continuing operations before income taxes	(202,236)	(41,644)	nmf
Income tax benefit	—	(15,934)	(100.0)%
Loss from continuing operations	(202,236)	(25,710)	nmf
Discontinued operations net of income taxes:
Earnings from Delta Connection operation	—	2,258	(100.0)%
Net loss	$(202,236)	$(23,452)	nmf

Net loss per common and common equivalent shares:
Basic	$(4.25)	$(0.52)
Diluted	$(4.25)	$(0.52)

Weighted average number of common
and common equivalent shares
Basic	47,556	45,334
Diluted	47,556	45,334

Operating Statistics—Six Months Ending June 30,

	2005	2004	Pct. Change
Revenue passenger miles (000’s)	1,477,048	1,284,869	15.0%
Available seat miles (000’s)	2,201,326	1,834,188	20.0%
Load Factor	67.1%	70.1%	(3.0	) pts
Passengers	2,841,074	2,998,455	(5.2)%
Revenue departures	77,319	94,940	(18.6)%
Total block hours	121,051	148,469	(18.5)%
Yield per RPM (cents)	13.5	25.5	(47.1)%
Passenger revenue per ASM (cents)	9.1	17.9	(49.2)%
Operating cost per ASM (cents)	18.4	20.0	(8.0)%
Operating cost per ASM excluding aircraft retirement/restructuring charge and impairment of long-lived assets (cents)	15.6	18.5	(15.7)%
Operating cost per ASM excluding fuel, aircraft retirement/restructuring charge, and impairment of long-lived assets (cents)	12.0	15.2	(21.1)%
Operating margin	(94.5)%	(11.0)%	(83.5	) pts
Operating margin excluding aircraft retirement/restructuring charge and impairment of long-lived assets	(65.1)%	(2.4)%	(62.7	) pts.
Average passenger trip length (miles)	520	429	21.2%

Selected Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2005	2004	Pct. Change
	Unaudited	Audited

Cash, cash equivalents and short term investments	65,958	169,203	(61.0)%

Restricted cash	69,478	39,642	75.3%

Aircraft deposits	73,812	69,034	6.9%

Pro-Forma Financial Results
(in thousands, except per share amounts)

Unaudited

Second Quarter Ended June 30, 2005	Loss From Continuing Operations Before Tax	Net Loss From Continuing Operations	Discontinued Operations Net of Tax	Net Loss	Diluted EPS
Loss as reported in accordance with GAAP	$(98,488)	$(98,488)	$—	$(98,488)	$(2.01)
Impairment of long lived assets	43,400	43,400	—	43,400	0.89
Aircraft retirement/restructuring charge	(402)	(402)	—	(402)	(0.01)

Pro-forma second quarter 2005 results	$(55,490)	$(55,490)	$—	$(55,490)	$(1.13)

Second Quarter Ended June 30, 2004	Loss From Continuing Operations Before Tax	Net loss From Continuing Operations	Discontinued Operations Net of Tax	Net Loss	Diluted EPS
Loss as reported in accordance with GAAP	$(44,437)	$(27,414)	$338	$(27,076)	$(0.60)
Discontinued Delta Connection operation			(338)	(338)	(0.01)
Aircraft retirement/restructuring charge	21,867	13,339		13,339	0.29

Pro-forma second quarter 2004 results	$(22,570)	$(14,075)	$—	$(14,075)	$(0.32)

Six Months Ended June 30, 2005	Loss From Continuing Operations Before Tax	Net Loss From Continuing Operations	Discontinued Operations Net of Tax	Net Loss	Diluted EPS
Loss as reported in accordance with GAAP	$(202,236)	$(202,236)	$—	$(202,236)	$(4.25)
Impairment of long lived assets	44,800	44,800	—	44,800	0.94
Aircraft retirement/restructuring charge	16,371	16,371	—	16,371	0.34

Pro-forma second quarter 2005 results	$(141,065)	$(141,065)	$—	$(141,065)	$(2.97)

Six Months Ended June 30, 2004	Loss From Continuing Operations Before Tax	Net Income (Loss) From Continuing Operations	Discontinued Operations Net of Tax	Net Income (Loss)	Diluted EPS
Loss as reported in accordance with GAAP	$(41,644)	$(25,710)	$2,258	$(23,452)	$(0.52)
Discontinued Delta Connection operation			(2,258)	(2,258)	(0.05)
Aircraft retirement/restructuring charge	28,618	28,618		28,618	0.63

Pro-forma second quarter 2004 results	$(13,026)	$2,908	$—	$2,908	$0.06

Notes to Pro-Forma Financial Results:

The company’s Pro-Forma Financial Results present non-GAAP financial measures that the company uses for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review the company’s financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

With respect to the specific matters addressed in the non-GAAP financial results, the company has excluded the effects of discontinued operations to assist with comparisons of on-going results and has adjusted the following items for the reasons addressed below:

For 2005:

•                  Costs related to the restructuring of the company’s aircraft lease and debt financing are considered out of the ordinary and are excluded

•                  Non-cash asset impairment charge related to estimated unrecoverable carrying values of long-lived assets are considered out of the ordinary and are excluded

For 2004:

•                  Charges and reversal of charges related to the early retirement of the J-41 turboprop fleet have been excluded as they are not indicative of ongoing operating costs